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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

MEDIA AND INVESTOR CONTACTS:

Derek van Bronkhorst       Christy Peters               Shernaz Daver
Verity Inc.                Inktomi Corp. (Media)        Inktomi Corp. (Investor)
derekvb@verity.com         cpeters@inktomi.com          sdaver@inktomi.com
408-542-2217               650-653-3090                 650-653-2800

    VERITY AGREES TO ACQUIRE ENTERPRISE SEARCH SOFTWARE BUSINESS FROM INKTOMI

      Transaction To Broaden Verity's Offerings of Enterprise Information Retrieval Products, Enable Inktomi to Focus Exclusively on Web Search

SUNNYVALE, CALIF. AND FOSTER CITY, CALIF., NOV. 13 -- Verity Inc. (Nasdaq: VRTY -- News) and Inktomi Corp. (Nasdaq: INKT - News) today jointly announced that they have entered into an agreement under which Verity will purchase Inktomi's enterprise search software business.

Under the terms of the deal, Verity, a leading provider of infrastructure software that powers corporate intranets and e-commerce sites as well as OEM technology used in more than 250 e-business applications, will acquire from Inktomi, a leading provider of Web search and enterprise information retrieval solutions, the assets relating to Inktomi's enterprise search software business, which includes basic search, categorization and content refinement capabilities, as well as its XML technology assets. Verity will pay a purchase price of $25 million in cash, and will also assume Inktomi's obligations under certain existing enterprise search business contracts, including customer support obligations. In addition, Verity intends to offer employment to selected development, sales and marketing, and support personnel from Inktomi's enterprise search business unit. The companies currently anticipate closing the transaction in the next 30 to 60 days, subject to the satisfaction of customary closing conditions.

 "With this transaction, we continue to extend our product offerings to meet the needs of our enterprise customers," said Gary J. Sbona, Verity's chairman and CEO. "The assets and customers Verity will be acquiring should enable us to better compete across the full spectrum of the enterprise search market and in key geographies around the globe, while continuing to build upon our business success. As the needs of these customers grow, we can provide them with a logical migration path to our advanced product portfolio."

"This action involves a technology and a market segment that Verity understands thoroughly," said Anthony J. Bettencourt, Verity's president. "By adding a complementary basic search product and a highly successful inside sales process, Verity extends its core competencies across the enterprise information retrieval market and becomes better able to take advantage of revenue opportunities at a new level."

"Verity will provide continued product development and support for enterprise search customers, enabling Inktomi's customers to maximize the return-on-investment in their information retrieval products," said David Peterschmidt, Inktomi's president and CEO. "Inktomi is the leading provider of OEM Web search and paid inclusion services and we see strong opportunities ahead in a growing Web search market. We will be able to apply the proceeds from this transaction to

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an increased focus on our core Web search business and accelerate our move toward becoming cash flow and EBITDA positive."

Verity anticipates the transaction will be accretive to earnings per share within the first six months following closing. Under the terms of the parties' agreement, Verity will gain access to Inktomi's customer base of 2,500 companies worldwide, significantly broadening Verity's installed base of enterprise customers.

CONFERENCE CALL:

Verity will host a conference call on Wednesday, November 13, 2002 at 2:30 p.m. PST to discuss the transaction. The call can be heard via Webcast accessed through the Investor Relations section of Verity's Web site: www.verity.com or by dialing into 1-877-888-3855 (US and Canada) and 1-416-695-5259
(International). The Webcast will also be archived on the Verity Web site, along with the transcript of the call.

Serving as financial advisor and legal counsel to Verity in this transaction were SG Cowen and Cooley Godward, respectively. Representing Inktomi were Credit Suisse First Boston and Skadden, Arps, Slate, Meagher & Flom LLP.

ABOUT INKTOMI

Based in Foster City, Calif., Inktomi is a leading provider of Web search and enterprise information retrieval products. The company that pioneered Web search, Inktomi is the market-leading OEM provider of search and services such as paid inclusion programs for leading consumer portals, Internet destinations and e-commerce sites worldwide. On Nov. 13, 2002, Inktomi announced a definitive agreement to sell its enterprise search business to Verity, Inc. For more information, visit http://www.inktomi.com.

ABOUT VERITY

Headquartered in Sunnyvale, Calif., Verity is a leading provider of business portal infrastructure software. Verity software gives businesses a multitude of ways to improve access to vital information and perform a range of e-business operations, while enhancing the end-user experience. Verity-powered business portals, which include corporate intranets used for sharing information within an enterprise; e-commerce sites for online selling; and market exchange portals for B2B activities, all provide personalized information to employees, partners, customers and suppliers.

Verity products are used by approximately 80 percent of the Fortune 50 and by more than 1,500 corporations in various markets. Customers include Adobe Systems, AT&T, Cap Gemini Ernst & Young, Cisco, CNET, Compaq, Dow Jones, EDGAR Online, FairMarket, Financial Times, Globe and Mail, Home Depot, Lotus, SAP, Siemens, Sybase, Time New Media and Timex.

FORWARD-LOOKING STATEMENTS:

The statements in this press release regarding the benefits Verity expects to obtain from the acquisition, including its expectations that the acquisition will be accretive, the potential benefits of Inktomi products and its potential employment of Inktomi personnel and utilization of Inktomi product and technologies, are forward-looking statements that involve a number of uncertainties and risks. The success of the acquisition and benefits Verity ultimately obtains may differ from Verity's expectations. Such uncertainties and risks include, without limitation: the potential failure of Verity or Inktomi to satisfy or waive the closing conditions for the acquisition (in which case the acquisition may not close); potential difficulties and uncertainties in the assimilation of technologies, methodologies and products of Inktomi into Verity's products; the risk of loss of



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key personnel Verity expects to hire from Inktomi; diversion of management attention from other business concerns; and the risk that the integration of the potential benefits of Inktomi technology and personnel into Verity will not be successful due to company culture or other issues. As a result actual results may differ substantially from expectations. For further information on risks affecting Verity, refer to the section entitled "Risk Factors" in Verity's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Verity undertakes no obligation to update the information in this press release.

This press release contains forward-looking statements regarding Inktomi's future financial and operating results and benefits to Inktomi and its customers derived from the sales of its enterprise search business. These statements are based on current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in any forward-looking statements. Factors that could affect Inktomi's financial and operating results and other forward looking statements contained in this release include the potential failure of Verity or Inktomi to satisfy the closing conditions for the acquisition; risks of costs and delays related to the sale of the assets of the enterprise search business; dependency on a small number of portal customers in the Web search business; substantial competition; risks related to the consolidation of operations and reductions in force; dependency on future revenue from a single business unit with limited service offerings; changing buying patterns of customers and potential customers; need to develop, acquire and release new products and technologies; and risks associated with acquisitions, dispositions, strategic alliances, international operations and product release dates. For more information and additional risk factors regarding Inktomi generally see "Factors Affecting Operating Results" contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2002 and in other reports filed by Inktomi with the Securities and Exchange Commission. Inktomi expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any statements in this release.

                                      # # #

  For more information, contact Verity at info@verity.com or at World Wide Web site http://www.verity.com or call 408-541-1500.

NOTE: Verity and the Verity logo are registered trademarks or trademarks of Verity Inc. All other trademarks are the property of their respective owners.



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